Exhibit 21.1
SUBSIDIARIES OF GREAT WOLF RESORTS, INC.
1.	BHMH, LLC

2.	Blue Harbor Resort Sheboygan, LLC

3.	GLGB Manager III, LLC

4.	Grapevine Beverage, Inc.

5.	Great Bear Lodge of Wisconsin Dells, LLC

6.	Great Lakes Services, LLC

7.	Great Wolf Capital Trust I

8.	Great Wolf Connecticut, LLC

9.	Great Wolf Kansas SPE, LLC

10.	Great Wolf Lodge of Chehalis, LLC

11.	Great Wolf Lodge of Georgia, LLC

12.	Great Wolf Lodge of Grapevine, LLC

13.	Great Wolf Lodge of Kansas City, LLC

14.	Great Wolf Lodge of PKI, LLC

15.	Great Wolf Lodge of the Carolinas, LLC

16.	Great Wolf Lodge of the Poconos, LLC

17.	Great Wolf Lodge of Traverse City, LLC

18.	Great Wolf Lodge of Williamsburg, LLC

19.	Great Wolf TC Development, LLC

20.	Great Wolf Traverse SPE, LLC

21.	Great Wolf Williamsburg SPE, LLC

22.	GW Capital Trust II

23.	GW Capital Trust III

24.	GWF Connecticut, LLC

25.	GWL KC Beverage, Inc.

26.	GWR Development Connecticut, LLC

27.	GWR Michigan, LLC

28.	GWR OP General Partner, LLC

29.	GWR Operating Partnership, LLLP

30.	Knot PF, LLC

31.	Mason Family Resorts, LLC

32.	Niagara Glenview Tent & Trailer Park Company (Nova Scotia)

33.	Pine Brook Properties, LLC

34.	Poco Topo Gigio, LLC

35.	Williamsburg Landlord Parcel C, LLC

36.	Williamsburg Landlord Parcel D, LLC

37.	Williamsburg Meadows